Exhibit 99.3

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically prior to the meeting must be received by 8:00am., (EDT), on April 3, 2025.

Online
Go to www.envisionreports.com/EBTC or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Proxy Card for Special Meeting of Shareholders of Enterprise Bancorp, Inc. 1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals – The Board of Directors recommend a vote FOR all Proposals 1 – 3.

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	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of December 8, 2024 (the "merger agreement"), by and among Independent Bank Corp. ("Independent"), Rockland Trust Company, Enterprise Bancorp, Inc. ("Enterprise"), and Enterprise Bank and Trust Company, and to approve the transactions contemplated by the merger agreement, including the merger of Enterprise with and into Independent (the "merger," with such proposal, the "Enterprise merger proposal").	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation payable to the named executive officers of Enterprise in connection with the merger (the "Enterprise compensation proposal").	☐	☐	☐
3. To authorize the Enterprise board of directors to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in favor of the Enterprise merger proposal or to vote on other matters properly before the special meeting (the "Enterprise adjournment proposal").	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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0437PH

Special Meeting of Shareholders of Enterprise Bancorp, Inc. The Special Meeting of Shareholders (the “Special Meeting”) of Enterprise Bancorp, Inc. will be held solely by means of remote communication on Thursday, April 3, 2025 at 9:00 a.m. EDT. The Special Meeting will be held on Thursday, April 3, 2025 at 9:00 a.m., EDT. You may remotely participate in the Special Meeting in one of two ways: In order to vote and ask questions: please visit meetnow.global/M4KM7SR OR Listen only: call 1-800-715-9871 Conference ID: 7344373 PLEASE SAVE THE INFORMATION THAT IS PRINTED IN THE SHADED BAR LOCATED ON THE REVERSE SIDE OF THIS FORM. YOU MUST RETAIN THIS INFORMATION AND CONTROL NUMBER TO ENSURE YOUR ACCESS ON THE DATE OF THE SPECIAL MEETING. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/ebtc IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Enterprise Bancorp, Inc. Notice of Special Meeting of Shareholders Proxy Solicited by the Board of Directors for the Special Meeting of Shareholders to be held on April 3, 2025 This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. (the “Company”) in connection with the Company’s Special Meeting and any adjournment(s) or postponement(s) thereof. Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends that you vote FOR all Proposals 1-3. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1-3. The undersigned, a shareholder of record of the Company, revoking all prior proxies, hereby appoint(s) John A. Koutsos & James F. Conway, III, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote, as designated on the reverse side of this proxy, all shares of stock of the Company which the undersigned would be entitled to vote by means of remote communication, at the Special Meeting of shareholders of the Company to be held solely by means of remote communication on Thursday, April 3, 2025 at 9:00 A.M., EDT., and any adjournment(s) or postponement(s) thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.